UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2009
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 21, 2009, Alleghany Corporation (the “Corporation”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its 5.75% Mandatory Convertible Preferred Stock (the “5.75% Preferred Stock”). The Certificate of Elimination (i) eliminated the previous designation of 1,132,000 shares of the 5.75% Preferred Stock, none of which were outstanding at the time of filing, (ii) upon such elimination, caused such shares of the 5.75% Preferred Stock to resume their status as authorized but unissued shares of preferred stock of the Corporation, without designation as to preference and (iii) eliminated from the Restated Certificate of Incorporation of the Corporation all references to the 5.75% Preferred Stock.
     A copy of the Certificate of Elimination is filed herewith as Exhibit 3.1 and incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.1	Certificate of Elimination, dated July 21, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President (and chief financial officer)

Index to Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Elimination, dated July 21, 2009.